EXCHANGE AGREEMENT

THIS AGREEMENT, dated as of February 12, 2013, is entered into by and between ON-AIR IMPACT, INC., (the “Company”) and VIRGINIA K SOURLIS (“SOURLIS”).

WITNESSETH:

WHEREAS, SOURLIS holds 4,000,000 Series A Convertible Preferred Shares of the Company (“Preferred Shares”); and

WHEREAS, SOURLIS is willing to exchange the Preferred Shares for a non-convertible Promissory Note in the amount of $8,000 (the “Note”).

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	SOURLIS and the Company hereby agree to exchange the Preferred Shares for an $8,000 non-convertible Promissory Note pursuant. Thus., concurrently with the execution of this Agreement, the Preferred Shares shall immediately and automatically be cancelled on the books of the Company.

IN WITNESS WHEREOF, the Company and SOURLIS have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

/s/ Virginia K. Sourlis
Virginia K. Sourlis

ON-AIR IMPACT, INC.

By:	/s/ Dorothy Whitehouse
Dorothy Whitehouse
Director and President